Exhibit 21


               Principal Subsidiaries of Coin Bill Validator. Inc.


                                            Jurisdiction    Percentage Ownership
        Name of Subsidiary                  Incorporation    by the Registrant
-------------------------------------       -------------   --------------------

Coin Bill Validator South Africa
  (Proprietary) Ltd.                         South Africa           50%